Exhibit 10.9

Spousal Consent Letter

The undersigned, [Name of Spouse], (Identification Card No. [Number]), is the lawful spouse of [Name of Shareholder] (Identification Card No. [Number]). I hereby confirm I have understood, and unconditionally and irrevocably issue this Spousal Consent Letter in respect of the equity interest held by [Name of Shareholder] in Beijing Zongqing Xiangqian Technology Co., Ltd. (“Zongqing Xiangqian”) as following:

I have understood:

(1)

All of the equity interests held by [Name of Shareholder] in Zongqing Xiangqian will be disposed of in accordance with the Exclusive Option Agreement executed on November 27, 2019 by and among [Name of Shareholder] and Beijing Absolute Health Ltd. (“WFOE”) and other relevant parties, and such equity interests are subject to the control by WFOE and/or its subsidiaries through a series of agreement arrangements.

(2)

All of the equity interests held by [Name of Shareholder] in Zongqing Xiangqian will be disposed of in accordance with the Equity Interest Pledge Agreement executed on November 27, 2019 by and among [Name of Shareholder], WFOE, Zongqing Xiangqian and other relevant parties.

(3)

All of the equity interests held by [Name of Shareholder] in Zongqing Xiangqian will be disposed of in accordance with the Power of Attorney issued by [Name of Shareholder] to WFOE on November 27, 2019.

(4)

The Loan Agreement executed on November 27, 2019 by and among [Name of Shareholder], WFOE and other relevant parties, whereby WFOE provides a loan of RMB [Amount] to [Name of Shareholder] for designated use.

I hereby confirm I have understood and agree [Name of Shareholder] to execute the Exclusive Option Agreement, the Equity Interest Pledge Agreement, the Power of Attorney and the Loan Agreement (in each case, including any modification, amendment or restatement to the aforementioned documents, collectively referred to as the “Transaction Documents”), and to dispose of the corresponding equity and interest attached thereto in Zongqing Xiangqian in accordance with the Transaction Documents. I will not take any action at any time to impede the arrangements for the disposal of the aforesaid shareholding.

I hereby confirm and agree that the equity interests and any rights and interests attached thereto in Zongqing Xiangqian currently and hereafter held by my spouse are his individual property, and shall not constitute the jointly owned properties between my spouse and me, which my spouse is entitled to dispose of on his own. I hereby unconditionally and irrevocably waive any right or interest with respect to such equity interest and its corresponding assets that I may be entitled to under any applicable laws, and undertake not to raise any claim with respect to such equity interest and its corresponding assets, including claiming that such equity interest and its corresponding assets constitute the jointly owned property between my spouse and me, and thereby claiming to participate in the daily operation and management of Zongqing Xiangqian or cast vote or in any way impact the decision of my spouse regarding such equity interests or any rights and interest attached thereto.

I further confirm that, no separate authority or consent on my part is required for my spouse to perform the Transaction Documents, amend or terminate the Transaction Documents.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended from time to time).

I hereby agree and covenant that, if I acquire any equity interests or any rights or interest attached thereto from Zongqing Xiangqian for any reason, I shall be bound by the Transaction Documents (as amended from time to time), and comply with the obligations of shareholders of Zongqing Xiangqian under the Transaction Documents (as amended from time to time). For such purpose, at the request of WFOE, I will execute a series of written documents with the form and substance substantially the same as the Transaction Documents (as amended from time to time).

I hereby further confirm, covenant and undertake, in all cases, including without limitation, the occurrence of the divorce between my spouse and me, my spouse shall be entitled to independently dispose the equity interest and the corresponding assets he/she holds in Zongqing Xiangqian, and I will not take any actions that may affect or prevent my spouse’s performance of his/her duties under the Transaction Documents, including but not limited to raising any claim for the equity interest in Zongqing Xiangqian or any rights endowed under the Transaction Documents.

I hereby agree and covenant that, I will not act in any manner or any claim or file a lawsuit that conflicts with the arrangement contemplated under the Transaction Documents or this Spousal Consent Letter at any time whether direct or indirect, active or passive.

The Spousal Consent Letter is dated on November 27, 2019.

(Signature page to Spousal Consent Letter)

[Name of Spouse]

Signed by:	/s/ [Name of Spouse]

Schedule of Material Differences

One or more persons executed Spousal Consent Letter using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Spouse	Name of Shareholder	Loan Amount provided to the Shareholder (RMB)
1.	QI Xue	SHEN Peng	98,173,016
2.	HAN Chuchu	RAN Wei	1,000,000